Exhibit 99.1

Agassi Sports Entertainment Launches Global “Let’s Play” Pickleball and Padel Platform Initiative

Company plans to pursue potential acquisitions, strategic partnerships and franchising opportunities, with Germany and Australia expected to serve as initial international markets

Las Vegas, NV (August 4, 2026) – Agassi Sports Entertainment Corp. (OTC: AASP) (“ASE” or the “Company”) today announced the launch of its global “Let’s Play” pickleball and padel platform initiative, which has the goal of creating a leading network of pickleball and padel clubs worldwide through potential acquisitions, strategic partnerships, collaborations and franchising opportunities.

The initiative expands ASE’s vision of building an integrated global racket sports platform spanning technology, events, media and now destination-based facilities. ASE intends to create welcoming environments where players of all ages can compete, connect and build community while providing operators with branding, programming and operational support.

“Pickleball and padel are rapidly becoming global lifestyle sports that bring together wellness, fitness, and social connection,” said Ron Boreta, Chief Executive Officer of ASE. “We believe that facilities are the foundation of that experience. By bringing clubs under a trusted global brand, we hope to raise the standard for what a club feels like: more welcoming, more social, and simply more fun, while giving operators the scale, support, and branding they need to sustain long term growth.”

Andre Agassi, Co-Founder of ASE added, “This isn’t simply about building more courts. Great facilities become the heart of a community. We want every ‘Let’s Play’ club to be a place where people come to play, stay active, connect with others and create lasting memories. That’s the experience we will work to bring to communities around the world.”

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A Global Strategy

ASE intends to pursue potential opportunities throughout North America, Europe, Asia Pacific and other international markets as it seeks to establish a globally recognized network of pickleball and padel facilities under the Agassi Sports Entertainment umbrella.

To execute this strategy, ASE intends to seek to acquire and partner with existing facility operators with the goal of developing a scalable franchising platform that delivers consistent branding, programming and member experiences across its network. The Company hopes to leverage the global recognition of the Agassi Sports Entertainment leadership team to accelerate market adoption and establish destinations that combine recreation, wellness, and community engagement for players of all ages.

Germany and Australia Expected to Lead Initial Expansion

ASE’s first international efforts are expected to focus on Germany and Australia, two markets where we believe participation in pickleball and padel is accelerating rapidly. The Company’s initiative in Germany will be led by tennis legend Stefanie Graf, winner of 22 Grand Slam singles titles, while the Company’s initiative in Australia will be led by globally renowned tennis coach and broadcaster Darren Cahill, who has coached four No. 1 players and currently coaches No. 1 Jannik Sinner.

“Pickleball is rapidly becoming a major movement in the United States, and we believe that there is a tremendous opportunity to expand participation throughout Europe, particularly in my home country of Germany,” said Graf. “I’ve always been passionate about helping more people enjoy racket sports, and I’m excited to introduce more communities to the health, wellness, and social benefits these sports provide.”

“I’ve spent much of my career helping athletes perform at the highest level,” said Cahill. “Working with Andre again to help grow racket sports throughout Australia is an exciting opportunity. The momentum behind pickleball and padel is remarkable, and I look forward to helping build vibrant communities around these sports.”

Both Graf and Cahill are expected to advise on facility design, programming, player development and regional and local market strategies as the Company seeks to establish its future “Let’s Play” locations.

More Than Courts

Each “Let’s Play” location is envisioned as more than a sports facility. ASE intends to create destinations that combine recreation, wellness, hospitality and community programming, while integrating coaching, events and technology-enabled experiences with the goal of creating a differentiated offering for players of all ages.

The Company is currently in the beginning stages of discussions with facility operators, developers and strategic partners regarding potential future acquisitions, collaborations and franchise opportunities across multiple international markets; however, the Company has not acquired any facilities to date, has not entered into any definitive agreements to acquire any facilities, and is not party to any strategic partnership, collaboration or franchising agreements, at the time being.

Additional details about the initiative, including preliminary branding and conceptual facility renderings, are expected to be included in an updated investor presentation which will be filed in a Current Report on Form 8-K and made available in the investor Relations section of the Company’s website, in the coming days.

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About Agassi Sports Entertainment

Agassi Sports Entertainment (ASE) is a sports and entertainment company focused on building the next generation of racket sports experiences, spanning events, media, technology and now facilities. ASE partners with world-class brand and operators to grow global participation in tennis, pickleball, padel, and related sports. For more information about Agassi Sports Entertainment, visit www.agassisports.com.

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about Agassi Sports Entertainment’s future expectations, plans, and prospects. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Factors that could cause actual results to differ materially include, without limitation: (a) the Company’s plans and strategy to build a network of pickleball and padel clubs through potential acquisitions, strategic partnerships, collaborations, and franchising opportunities, including that no definitive agreements with respect to any such acquisition, partnership, collaboration, or franchising opportunity have been entered into to date, and there can be no assurance that any such agreements will be entered into on the timeline anticipated, on favorable terms, or at all; the availability of suitable targets and partners, the Company’s ability to identify, negotiate, and finance such opportunities; delays or increased costs in integration and execution; the availability of sufficient capital and resources necessary to complete acquisitions and build out operations; competition and market conditions; and factors which may prevent the Company from accomplishing its current plans for its “Let’s Play” pickleball and padel platform initiative; (b) the timing, cost, funding availability, anticipated benefits and successful implementation of the Company’s planned digital platform, mobile application and world series of pickleball events; (c) the Company’s ability to raise sufficient capital to fund operations, satisfy obligations to third-party service providers, support growth initiatives and acquisitions, and continue as a going concern, the terms on which such financing may be available, and potential dilution resulting therefrom; (d) intense competition in the court sports, digital platform and live event industries and the Company’s ability to compete effectively and achieve market acceptance for its products and services; (e) the Company’s limited operating history, lack of significant revenues, history of losses, unproven business model and lack of experience in the court sports industry, and the risk that it may not achieve profitability or successfully execute its business plan; (f) the Company’s dependence on its management team and key personnel, the absence of employment agreements with certain personnel, and its ability to manage future growth and operational complexity; (g) the Company’s reliance on the continued involvement, reputation and brand recognition of Andre Agassi, Darren Cahill, Stefanie Graf, and related strategic relationships; (h) the Company’s planned concentration in the pickleball and padel industries and its ability to capitalize on anticipated industry growth trends; (i) adverse economic conditions, including inflation, reduced consumer and corporate discretionary spending and capital markets conditions, which could negatively affect demand, operating results, financial condition, cash flows and the Company’s ability to raise capital; (j) risks related to the Company’s planned use of artificial intelligence, cybersecurity incidents, disruptions to information systems, evolving privacy and data protection laws, and unauthorized access to customer data; (k) the Company’s ability to secure suitable venues, sponsorships, participants, permits and approvals and to successfully execute and scale planned events and operations; (l) claims, liabilities, injuries, accidents or other risks arising from the construction or operation of potential facilities, live events, or the use of future premises, equipment or services, and the adequacy of insurance coverage; and (m) the Company’s ability to satisfy Nasdaq’s quantitative listing standards, Nasdaq’s discretionary approval of the listing of the Company’s common stock based on qualitative factors, and the timing associated therewith. Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports, which are available at www.sec.gov. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

Investor Contact:

FNK IR – Matt Chesler, CFA / Rob Fink

investors@agassisports.com

Media Contact:

MKTG – Stephanie Rudnick / Emmanuel Cavaleri

stephanie.rudnick@mktg.com / emmanuel.cavaleri@mktg.com

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